UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Seagate Technology
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Seagate Proposes to Move Its Place of Incorporation to Ireland

After extensive research and consideration, we have decided to move our place of incorporation from the Cayman Islands to Ireland, pending approval by Seagate shareholders and the courts of the Cayman Islands.  While our tenure in the Cayman Islands has served us and our shareholders well, there are compelling reasons that support a move to Ireland at this time.

As a multi-national company incorporated in Ireland, we will be domiciled in a well-developed corporate, legal and regulatory environment which has a long history of international investments as well as an extensive network of tax treaties, including a tax treaty with the United States, that we expect will help minimize our tax burden in the future.

We believe that this transaction will have no material impact on how we conduct our day-to-day operations. Nonetheless, in the spirit of timely, transparent communication, additional information regarding the proposed change in our place of incorporation can be found in our preliminary proxy statement, which has been filed with the Securities and Exchange Commission.

Employees participating in the Employee Stock Purchase Plan or holding Seagate stock options or other equity awards should be aware that, if the reincorporation is approved by our shareholders, their Seagate equity awards will be converted automatically on a one-for-one basis to reflect the reincorporation to Ireland.  In most countries where Seagate has employees, the conversion will not trigger a taxable event.  If this proposal is approved by our shareholders, we will communicate further with employees holding outstanding equity awards in any countries where this reincorporation may result in a taxable event or other changes to their outstanding awards. In addition, we will be periodically providing additional information to employees regarding this change to our place of incorporation.

Thank you for your interest and support.

Steve Luczo

Chairman, President and CEO

Additional Information and Where You Can Find It

This communication is being made with respect to a proposed change in incorporation transaction. In connection with the proposed transaction, Seagate filed a preliminary proxy statement concerning the proposed transaction with the SEC on February 1, 2010. Investors and security holders of Seagate are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Seagate and the proposed change in incorporation transaction. The definitive proxy statement (when it becomes available) will be mailed to Seagate shareholders. The proxy statement and any other documents filed by Seagate with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Seagate by contacting Seagate Investor Relations at 831-439-5337 or stx@seagate.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Seagate and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Seagate shareholders in connection with the transaction is set forth in the preliminary proxy statement concerning the transaction filed with the SEC on February 1, 2010. You can find information about Seagate’s directors and executive officers in Seagate’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Each of these documents is available free of charge at the SEC’s web site at http://www.sec.gov and from Seagate Investor Relations, at http://www.seagate.com/www/en-us/about/investor_relations/.

Forward Looking Statements

The statements made herein and in the documents incorporated herein by reference regarding the change in our place of incorporation and the benefits and effects of the transaction, and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, an inability to realize expected benefits from the transaction or the occurrence of difficulties in connection with the transaction, an inability to obtain waivers from our lenders in connection with the transaction, any unanticipated costs in connection with the transaction and other factors discussed in Seagate’s preliminary proxy statement filed February 1, 2010, and in Seagate’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.